                                                                   EXHIBIT 10.14
                      HOMEOWNERS MORTGAGE & EQUITY,  INC.

                             EMPLOYMENT AGREEMENT


     This EMPLOYMENT AGREEMENT (the "Agreement") dated as of June 1, 1996 ("effective date"), is by and between HOMEOWNERS MORTGAGE & EQUITY, INC., a Delaware corporation (the "Company"), as employer, and Tommy M. Parker (the "Executive"), as the employee.

                                  WITNESSETH

     WHEREAS, the Company and the Executive have agreed on the employment of the Executive by the Company and each of them desires to set forth herein the terms and conditions of such employment.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Employment.    The Company agrees to employ the Executive and the
          ----------
Executive agrees to accept such employment by the Company, upon the terms and conditions set forth herein. The employment of the Executive under this Agreement shall be for a term of three (3) years commencing with the date of this Agreement, subject to renewal, extension or early termination as provided herein (such period, as renewed, extended or terminated early is referred to as the "Term of Employment").

     2.   Duties and Authority.    During the Term of Employment, the Executive
          --------------------
shall serve as an Executive Vice President with the functions of chief operating officer and chief financial officer of the Company, and if elected or appointed by the applicable board of directors, the Executive shall serve as an officer or officers of any subsidiary of the Company or as such additional officers of the Company or any affiliate to which he may be elected or appointed from time to time, without any compensation other than that provided for in this Agreement, provided that such elections or appointments are reasonable in nature and do not materially expand the scope of the duties required of the Executive herein. Any material expansion of the Executives duties beyond those defined herein shall be upon terms and conditions, including but not limited to additional compensation to the Executive, mutually approved by the Executive and the Company. During the Term of Employment, subject to the direction, supervision and control of the President and the Board of Directors of the Company (the "Board"), the Executive shall perform the duties and have the powers and authority which are consistent with and generally of the nature delegated and granted to an Executive Vice President and functions of chief operating officer and chief financial officer of a financial services company as may be provided in the Bylaws of the Company or determined by the Board from time to time, and Executive shall perform such other duties and have such other powers and authority as may be prescribed by the President and the Board from time to time; and provided that such Executive's position of Executive Vice President functioning as chief operating officer and chief financial officer does not violate any federal, state or local laws or regulations. The duties of the Executive as of the date hereof are generally described in Exhibit A, attached hereto and made a part of this Agreement, but which duties are subject to revision by the Board of Directors or amendments to the Bylaws of the Company time to time; and further provided that the President or the Board may, in their sole discretion, withhold, withdraw, retain or reassign any of the authority and responsibility initially delegated to the Executive pursuant to this Agreement, if either the President or the Board shall determine, in their sole discretion, and for any reason whatsoever, that it would be in the best interest of the Company for some of the duties delegated to the Executive to be performed by the President or the Board or delegated to or among one or more other executive officers of the Company, including but not limited to a determination that the functions and duties of chief financial officer and chief operating officer should be separately delegated to more than one person.

     3.   Compensation.    The Company hereby agrees to pay the Executive and
          ------------
the Executive hereby agrees to accept as compensation for all services rendered by the Executive in any capacity during the Term of Employment (including, without limitation, services, as described in Section 2 hereof, as any officer, director or member of any committee of the Company or any subsidiary and affiliate thereof) the following:

          (a)  Base Salary.    The Company shall pay the Executive an annual
               -----------
     base salary (the "Base Salary") as follows during each year of the Term of Employment beginning on June 1:

               1996              $125,000
               1997               150,000
               1998               175,000


     The Base Salary for any years of the Term of Employment subsequent to 1998 as a result of any renewal of the Term of Employment pursuant to Section 6 hereof, shall be as determined by the Board on or before April 30 of each year, but shall not be less than the Base Salary of Executive for the previous year of the Term of Employment.

     The Base Salary shall be payable by Company bank check drawn on immediately available funds on the first and fifteenth days of each calendar month in an amount equal to one twenty-fourth (1/24th) of the Base Salary, less applicable federal, state, local income tax and social security withholding and health, retirement and other benefit plan and other customary payroll deductions.

          (b)  Annual Incentive Bonus.    The Executive will be entitled to
               ----------------------
     participate, at the discretion of the Board, in an annual incentive bonus plan ("Incentive Bonus Plan") based upon the consolidated net income of HomeCapital Investment Corporation, the parent company of the Company (the "Registrant"), based upon the audited annual consolidated financial statements of the Registrant by an independent public accounting firm selected by the Board, in accordance with an Incentive Bonus Plan to be adopted by the Board of Directors applicable to executive officers of the Company during the Term of Employment. The Incentive Bonus Plan shall allocate at least twenty-five percent (25%) of the aggregate bonus fund or pool to the Executive.

     Compensation under the Incentive Bonus Plan shall be paid by Company bank check drawn on immediately available funds no later than thirty (30) days following the completion of the audit of and report of the accountants on the consolidated financial statements of the Registrant.

          (c)  Performance Incentive Bonus.    In addition to the Incentive
               ---------------------------
     Bonus payments provided in Section 3(b) hereof, the Executive will also be eligible to receive a Performance Incentive Bonus ("Performance Bonus") as follows:

               (i) The Executive will be entitled to receive one-half (1/2) of one percent (.5%) of the proceeds, net of underwriting fees and offering expenses, to the Registrant from the first public offering of securities of the Registrant for cash pursuant to an effective registration filed with the Securities and Exchange Commission ("SEC") on SEC Form SB-2, S-1 or S-3, or other forms of general applicability, whether, equity, debt, or a combination thereof, during the Term of Employment, to the extent and only if the Company may legally make such a payment to Executive, and such payment does not violate applicable corporate or federal or state securities laws in the opinion of counsel to the Company, or adversely affect the success of negotiations with an underwriter of the securities in connection with such public offering. The Performance Bonus will be paid by Company bank check drawn on immediately available funds to the Executive immediately following the funding of the proceeds to the Registrant or the Company by the investment banking company.

               (ii) The Executive will be entitled to receive two percent (2%) of the net savings of federal, state, and local income taxes realized by the Company and/or the Registrant with respect to total taxes reported as payable by the Company and/or the Registrant applicable to each fiscal year ending September 30 during the Term of Employment, as a result of tax planning strategies initiated by the Executive.

          The tax savings realized will be measured by comparing the total federal, state, and local income taxes reported as payable on a consolidated basis for each fiscal year ended September 30, as reflected in the respective federal, state, and local income tax returns, to the total federal, state, and local income taxes for such period that would have been payable, computed on a pro forma basis, if the tax planning strategies initiated by the Executive had not been implemented or realized. The tax planning strategies employed by the Company and/or the Registrant eligible for a Performance Bonus shall be approved by tax counsel for the Company and approved and determined at the time of approval to be eligible for the Performance Bonus by the Board.

          The Performance Bonus, if any, will become payable to the Executive by Company bank check drawn on immediately available funds upon filing of the federal, state, and local income tax returns, or as soon thereafter as the necessary computation of any tax savings and any Performance Bonus can reasonably be made. In the event that any payments shall be made to Executive hereunder as a result of tax strategies that are subsequently disallowed, in whole or in part, by the Internal Revenue Service, then the Executive shall repay to the Company the amount of the Performance Bonus attributable to any disallowed items.

          (d)  Grant of Stock Options.    Upon the execution of this Agreement,
               ----------------------
     or as soon thereafter as the Registrant shall have adopted the Employee Stock Option Plan ("Plan") heretofore approved by the Board, the Registrant shall grant to the Executive stock options under the Plan, which entitle the Executive to acquire 150,000 shares of the Registrant's shares of $.01 par value common stock in accordance with the Plan.

     The Executive acknowledges and agrees that the Registrant may issue additional shares of common stock from time to time which shall have the effect of diluting the equity ownership interests of existing shareholders, including the Executive from time to time.

     4.   Benefits and Perquisites.
          --------------------------

          (a) In addition to the compensation provide in Section 3 hereof, the Executive shall be included in all welfare benefit programs established by the Company and/or Registrant for all eligible employees, including family health insurance coverage and life insurance. Accordingly, the Executive shall be entitled to annual vacation in each year as determined pursuant to the Company's vacation policy for all employees, and the Executive shall be eligible to participate in any defined benefit or defined contribution retirement plan or capital accumulation plan established by the Company and/or Registrant for all eligible employees.

          (b) In addition to the compensation provided in Section 3 hereof, during the Term of Employment, the Company shall furnish to the Executive, without any expense to the Executive, the following:

               (i) The Company shall pay or reimburse the Executive for all authorized and reasonable travel and entertainment expenses incurred or paid by him in connection with the performance of his duties hereunder, upon presentation to the Company of expense statements and such other documentation as the Company may reasonably require.

               (ii) The Company shall furnish, at its expense, an office, including appropriate office fixtures, telephone service and secretarial assistance to the Executive and the Company shall provide to the Executive any other perquisites provided to other management employees of the Company unless otherwise expressly provided for herein.

               (iii) The Company shall provide to the Executive an automobile allowance of $500.00 per month and shall pay the reoccurring charges of an automobile phone of the Executive. The Executive will be responsible for all other automobile costs and expenses.

               (iv) The Company shall pay or reimburse the Executive for fees and expenses incurred or paid by him in connection with the maintenance by the Executive of his certificate and license with the State Board of Public Accountancy (License No. 12459). The fees and expenses include the annual licensing fee, cost of continuing education courses and dues related to professional accounting societies.

     The Executive's perquisites shall not be reduced or altered in any material respects without the prior approval of the Executive.

     5.   Relocation.    In connection with the relocation of the Executive from
          ----------
Oklahoma City, Oklahoma, area to the Austin, Texas, area, the Company shall pay
and/or reimburse the Executive for the following:   (i) all reasonable expenses
related to the moving of all household possessions to the Austin, Texas, area and any additional federal, state or local income tax resulting from such payments of moving expenses, (ii) a $5,000 cash payment for miscellaneous expenses incidental to such relocation, and (iii) reimbursement of closing costs associated with the Executive's purchase of a home in Austin to the extent such costs are customary for a buyer to pay.

     6.   Renewal of Term of Employment.    On the third anniversary of the
          -----------------------------
effective date hereof and on each subsequent anniversary date (each, a "Renewal Date"), this Agreement shall be automatically renewed and extended for an additional term of one year without further action by either party, unless at least ninety (90) days prior to any such Renewal Date the Executive or the Company shall have given written notice to the other party hereto that this Agreement shall not be renewed and extended, in which event the Term of Employment shall terminate as of such Renewal Date. This Section shall not otherwise limit or restrict the rights of the Company or the Executive to terminate this Agreement pursuant to any other provision hereunder.

     7.   Disability.    If during the Term of Employment, the Executive is
          ----------
unable to carry out the normal and usual duties of his employment hereunder for four (4) consecutive months, by reason of physical or mental disability, then the employment of the Executive may be terminated by action of the Board upon thirty (30) days prior notice to the Executive. During the period of the Executive's disability prior to the termination of the Executive's employment hereunder, including the thirty (30) day period after receipt of notice thereof, the Executive shall continue to earn and be paid all compensation provided herein as if he had not been disabled. In addition to such compensation, the Executive shall be paid any disability benefits provided by the Company as part of its welfare benefit program for all eligible employees. In the event a dispute arises between the Executive and the Company concerning the Executive's physical or mental ability to continue or return to the performance of his duties, the Executive shall submit to examination by a competent physician mutually agreeable to both parties, and such physician's opinion as to the Executive's capability to so perform will be final and binding. Upon the termination of the Executive's employment by reason of disability, this Agreement shall terminate, but such termination shall not, however, terminate or adversely effect any rights of the Executive then vested or accrued under any disability or benefit program of the Company then in effect. Furthermore, the termination of this Agreement under Section 7 hereof, shall not terminate or adversely affect any rights the Executive may have accrued and earned under Section 3 through the date of termination.

     8.   Termination for Cause.
          ---------------------

          (a) At anytime during the Term of Employment, subject to the provisions of this Section, the Company may discharge the Executive for cause and thereby terminate this Agreement by delivering to the Executive a notice of such discharge. Upon such discharge, (i) the Executive shall be entitled to receive any compensation pursuant to Section 3 hereof which has been earned or accrued by the Executive through the date of such discharge, and any other compensation or benefits to which the Executive is entitled under any pension, retirement or disability plan provided as part of the welfare benefit programs for all eligible employees of the Company following such termination, and (ii) if such termination occurs within the first three (3) years of the Term of Employment, the Executive shall be obligated to reimburse the Company the relocation expenses paid to the Executive pursuant to Section 5 hereof.

          (b) The Executive may be discharged for cause upon the occurrence of any of the following events:

               (i) The Executive has acted dishonestly or engaged in misconduct in the performance of his duties as prescribed from time to time by the President or the Board;

               (ii) The Executive has breached a fiduciary duty owed to the Company or any of its affiliates;

               (iii) The Executive has materially breached a published policy of the Company, communicated to the Executive in writing prior to such breach;

               (iv) The Executive has materially failed to perform his duties as prescribed from time to time by the President or the Board, except during the term of any disability of the Executive pursuant to Section 7 hereof;

               (v) The Executive has violated any law, regulation or ordinance of a governmental entity (other than traffic violations and similar minor offenses) or has violated any judicial decree applicable to the Company or any of its affiliates known to him which violation has a material and adverse effect on the Company or the ability of the Executive to perform his duties hereunder; or

               (vi) The Executive has materially breached any of the terms of this Agreement or any other written agreement between him and the Company, or any of the Employee's representations and warranties under any provision hereof prove to be materially false.

          (c) Before any of the above (other than a dishonest act under paragraph (i) or violation of law under paragraph (v), neither of which shall require an opportunity to cure) shall constitute "cause," the Company shall notify the Executive of such default or violation and the Executive shall have a period of twenty-one (21) days after receipt of such notice in which to demonstrate to the satisfaction of the Board that such alleged "cause" has been cured.

          (d) The authority of the Company to terminate the Executive's employment hereunder (or to exercise any other rights of the Company hereunder) shall be exercised by a majority of the members of the Board acting through the Chairman of the Board.

     9.   Payment Due Upon Termination Other Than for Cause or Disability;
          ----------------------------------------------------------------
Delivery of Release Upon Termination.    Nothing contained in this Agreement
------------------------------------
shall prevent the Company from terminating the employment of the Executive at any time during the Term of Employment with or without cause, and upon termination, the Executive shall have no obligation to the Company to provide further employment services pursuant to paragraph 2 of this Agreement. However, if (i) the Company terminates such employment other than for cause or disability in accordance with Sections 7 or 8 hereof, respectively, or (ii) the Executive terminates his employment for "Good Reason" as provided for in Section 11 hereof, then the Company shall pay the Executive an amount (the "Severance Payment") equal to (x) the annual Base Salary then payable pursuant to Section 3(a) hereof as of the date of such termination of employment, if such termination of the employment of Executive occurs at any time during the first two (2) years of the Term of Employment, or (y) the product of the remaining Term of Employment (computed by dividing the number of days remaining in the Term of Employment by 365) and the Base Salary then payable pursuant to Section 3(a) hereof as of the date of such termination of employment, if such termination of the employment of Executive occurs at any time during the last year of the term of Employment, including any renewal period pursuant to Section 6 hereof. The

Severance Payment shall be paid to the Executive, at the election of the Company, (i) in monthly installments at the applicable Base Salary through the remaining Term of Employment, or (ii) a lump sum equal to the present value of the applicable monthly payments discounted at the prime rate of Frost Bank-Austin, Austin, Texas, plus two percent (2%) per annum within thirty (30) days of the date of termination of employment. The payment provided for in this Section shall be in addition to any other compensation or benefit to which Executive may be entitled under any welfare benefit program of the Company or any other amount owed under Sections 3(b) and 3(c) hereof. Upon payment by the Company of the Severance Payment and other amounts payable hereunder to the Executive (or the Executive's estate), the Company shall have no liability or obligation whatsoever under this Agreement to the Executive (or the Executive's estate) related to the Executive's employment or other capacities with the Company or related to the termination of the Executive's employment with the Company. As a condition to payment of the Severance Payment and any other amounts payable to the Executive upon termination of his employment, the Executive or his estate shall deliver to the Company a full and unconditional release of the Company under this Agreement (in form and substance satisfactory to the Company) to effectuate the provisions of the preceding sentence.

     10.  Death Benefit.  If the Executive dies during the Term of Employment,
          -------------
the Company shall pay to the Executive's beneficiary or estate an amount equal to the twelve (12) months Base Salary then payable under Section 3(a) hereof and amounts earned under Sections 3(b) and 3(c) hereof, as of the date of death.
The amount of any payment provided for in this Section shall be in addition to any benefit payment or payments to which the Executive may be entitled under any welfare benefit program of the Company. The preceding death benefit payment by the Company shall be made within 30 days of the latter of: (i) presentation of proof of death acceptable to the Company, or (ii) notice of the appointment, by proper authority, of a personal representative of the Executive's estate to receive the death benefit. The Company may carry life insurance on the life of the Executive, the proceeds of which may be used, in part, to fund any death benefit payment to the Executive.

     11.  Termination by Executive for Good Reason.  Termination by the
          ----------------------------------------
Executive of his employment for "Good Reason" shall include any of the following:

          (a) The assignment of duties to the Executive by the Company which is materially different from the duties contemplated by Section 2 hereof, without his express written consent; or

          (b) The removal of the Executive from or any failure to reelect the Executive to the position of Executive Vice President functioning as either
     (i) the chief operating officer, or (ii) the chief financial officer of the Company, except upon the disability of Executive as described in Section 7 hereof or in connection with a termination of his employment by the Company as provided for in Section 8 hereof; or

          (c) A reduction by the Company of the Executive's Base Salary, failure to compensate Executive under Incentive Bonus Plan adopted by the Board, or reduction in the amount due, if any, as a Performance Bonus; or

          (d) The relocation of the principal executive offices of the Company to a location outside of the Austin, Texas, area, or the relocation of Executive to an office location other than the Company's principal executive offices, except for required travel on business to an extent substantially consistent with his business travel obligations at the time this Agreement was entered into, or, in the event the Executive consents to any such relocation of the Company's principal executive offices, the failure by the Company to pay or reimburse Executive for all reasonable moving expenses incurred by the Executive in relocation, as provided for in
     Section 5 hereof.

     If any of the preceding events specified in this Section occur, the Executive may terminate his employment hereunder and shall receive the Severance Payment and other compensation described in Section 9 hereof.

     12.  No Violation of Other Agreements.    The Executive hereby represents
          --------------------------------
and warrants to the Company that neither his entering into this Agreement nor the performance of his duties and obligations hereunder shall constitute a breach or other violation of any agreement or understanding between the Executive and any other person, firm, corporation or other entity, including, without limitation, any former employer of the Executive.

     13.  Confidentiality.    The Executive acknowledges that by reason of the
          ---------------
nature of the Executive's duties, the Executive will or may have access to and become informed of confidential and secret information which is a competitive asset of the Company, including without limitation (i) customer information such as names, addresses, sales histories, purchasing habits, credit status, and pricing levels, (ii) certain prospective customer information and lists, (iii) product and systems specifications, concepts for new or improved financial products and other financial product or systems data, (iv) future corporate planning data, (v) marketing strategies, (vi) the Company's financial results and business condition, and (vii) any of the foregoing which belong to any other person or company but to which the Executive has had access by reason of his employment with the Company (collectively, "Confidential Information"). The Executive agrees to keep in strict confidence, and not, either directly or indirectly, to make known, divulge, reveal, furnish, make available or use (except for use in the regular course of the Executive's duties hereunder), any Confidential Information. The Executive acknowledges that all sales manuals,, instruction books, catalogs, information and records, technical manuals and documentation, drafts of instructions, guides and manuals, maintenance manuals, and other documentation (whether in draft or final form), and other sales or information and aids relating to the Company's business and any and all other documents containing Confidential Information furnished to the Executive by a representative of the Company or otherwise acquired or developed by the Executive in connection with his employment with the Company (collectively, "Recipient Materials") shall at all times be the property of the Company. Upon termination of the

Executive's employment with the Company, the Executive shall return to the Company any Recipient Materials which are in the Executive's possession, custody or control. The Executive's obligations under this Section 13 shall survive such termination of the Executive's employment with the Company, but shall not be applicable to (i) any such Confidential Information which becomes, through no fault of the Executive, generally known to the trade or publicly available; (ii) information in the public domain; (iii) such information is independently derived without the aid, application or use of such information; and (iv) such information is required to be disclosed by law or for financial accounting purposes. The Executive's obligations under this Section 13 are in addition to, and not in limitation or preemption of, all other obligations of confidentiality which the Executive may have to the Company under general legal or equitable principles.

     14.  Non-Competition.
          ---------------

          (a) The Executive acknowledges that during the Term of Employment, the Executive's access to the Confidential Information will enable the Executive to benefit from the Company's goodwill and know-how. The Executive further acknowledges that it would be inherent in the performance of the Executive's duties as a director, officer, employee, agent or consultant of any company which competes with the Company or any Affiliated Company, as hereinafter defined, or which intends to or may compete with the Company or any such Affiliated Company, to disclose or use the Confidential Information, and the Company's or the Affiliated Companies' goodwill and know-how, to or for the benefit of such other company. The Company's primary business relates to residential real estate home improvement loans insured by the FHA under Title I of the National Housing Act (collectively, the "Property Improvement Loans"). Accordingly, "Competitive Business" (as used herein) shall mean the underwriting, origination, servicing, acquisition, holding, ownership, sale, transfer, assignment, pledge, financing and refinancing of Property Improvement Loans and any activities incidental to the foregoing activities, including without limitation any activities involving the origination of Property Improvement Loans from home owners or the acquisition of Property Improvement Loans from contractors, correspondents, banks or other sources of loan production and acquisition by the Company, and the issuance, ownership, sale, acquisition or transfer of securities backed by Property Improvement Loans. To protect these vital interests of the Company and its Affiliated companies, the Executive agrees that during the Term of Employment and for a period of one (1) year following the termination of the Executive's employment hereunder, the Executive will not, without the prior written consent of the Company, directly or indirectly, whether as a director, officer, employee, agent or consultant, or otherwise:

               (i) invest or engage in any Competitive Business or accept employment with or render services to any entity engaged in any Competitive Business or take any action inconsistent with the fiduciary duties of the Executive to the Company;

               (ii) solicit sales of, or sell or deliver, any financial product, services or system of the kind and character sold, provided or distributed in connection with the Competitive Business of the Company or any Affiliated Company to any person, firm, corporation or other entity called upon or served by the Executive on behalf of the Company or any Affiliated Company during the Term of Employment;

               (iii) solicit, attempt to solicit or seek to divert from the Company or any Affiliated Company, the business or patronage of any person, firm, corporation or other entity with whom the Executive has had business relations in connection with the Competitive Business of the Company or any Affiliated Company; or

               (iv) engage, suggest, assist in, or influence, the engagement or hiring by any competing organization of any salesman, distributor, dealer, contractor, employee or source of the Company or any Affiliated Company related to the Competitive Business of the Company or any Affiliated Company.

          (b) This covenant not to compete shall apply whether the Executive acts as an individual or for his own account, or as a partner, employee, agent, salesman, distributor, consultant or representative of any person, firm, corporation or other entity. The restriction herein contained shall be limited in geographical scope to each of the geographical areas in the United States in which the Company conducts business, provides services or sells financial products at any time during the Term of Employment. Moreover, the restriction herein contained shall prohibit the Executive from competing with the Company and any Affiliated Company only in the line or lines of business actually conducted in a particular geographical area by the Company or any Affiliated Company. During the Term of Employment, the Executive shall disclose to the Board any investments he may make in businesses which are related in terms of product line or customer base to products which, at such time, the Company or any Affiliated Company is engaged in marketing or has definitive plans to market.

          (c) As used in this Agreement, "Affiliated Company" includes any legal entity which owns, either directly or indirectly, more than 50% of the voting power of the Company, or in which the Company owns more than 50% of the voting power.

          (d) The Executive agrees that each of the Affiliated Companies are third party beneficiaries to this Section 14 and each Affiliated Company is entitled to enforce the provisions of the Section 14 in the event that any violation of this Section 14 causes, or threatens to cause, injury to its business or property.

          (e) Notwithstanding the above, the covenant-not-to-compete contained in this Section 14 shall not be applicable in the event the Executive's employment with the Company is terminated as a result of the Company's insolvency or bankruptcy.

     15.  Assignability; Change of Control.    In the event that the Company (or
          --------------------------------
any entity resulting from any merger or consolidation referred to in this Section or which shall be a purchaser or transferee so referred to), shall at any time be merged or consolidated into or with any other entity or entities, or in the event that substantially all of the assets of the Company or any such entity shall directly or indirectly, be sold or otherwise be transferred to another person or entity, the provisions of this Agreement shall be binding upon and shall inure to the benefit of the continuing entity or the entity resulting from such merger or consolidation or the entity to which such assets shall be sold or transferred.

     16.  Equitable Remedies.    The Executive acknowledges and agrees that in
          ------------------
the event of any breach or threatened breach of the provisions of Section 13 or 14 hereof, the Company would have no adequate remedy at law, and thus, the Company shall be entitled to temporary and/or permanent injunctive relief to enforce such provisions of this Agreement without prejudice to any and all other remedies which the Company may have at law or in equity.

     17.  Waiver.    A waiver by either party of any of the terms and conditions
          ------
of this Agreement in any instance shall not be deemed or construed to be a waiver of such terms or conditions for the future, or of any subsequent breach thereof.

     18.  Notices.    Any and all notices required or permitted to be given
          -------
hereunder shall be in writing and be deemed delivered only when received by the party to which it is sent. All notices shall be sent to each party at an address to be provided by such parties to one another from time to time during the Term of Employment. Either party may change by notice the address to which notices to it are to be addressed.

     19.  Severability.    If any provision of this Agreement, as applied to
          ------------
either party or to any circumstances, shall be adjudged by a court to be void or unenforceable, the same shall in no way affect any other provision of this Agreement or the applicability of such provision to any other circumstances.

     20.  Applicable Law.    This Agreement is made and entered into in Austin,
          --------------
Texas, and shall be construed and interpreted under the applicable laws and decisions of the State of Texas. Venue of any action under this Agreement shall be exclusively in the State and Federal courts located in Travis County, Texas.

     21.  Counterpart Execution.    This Agreement may be executed in several
          ---------------------
counterparts, each of which shall be fully effective as an original and all of which together shall constitute one and the same instrument.

     22.  Entire Agreement.    This Agreement contains the entire understanding
          ----------------
of the parties hereto with respect to the employment of the Executive by the Company and provisions hereof may not be altered, amended, modified, waived, or discharged in any way whatsoever, except by written agreement executed by each party hereto.

     23.  Headings and Captions.    Headings and Section captions used in this
          ---------------------
Agreement are intended for convenience of reference only and shall not affect the interpretation of this Agreement.

     IN WITNESS WHEREOF, the undersigned parties have executed this Employment Agreement as of the effective date first above written.


COMPANY                                    EXECUTIVE
-------                                    ---------

HomeOwners Mortgage & Equity, Inc.,
a Delaware corporation

By:_________________________________       _____________________________________
   John W. Ballard                         Tommy M. Parker
   President


REGISTRANT
----------

HomeCapital Investment Corporation,
a Nevada corporation

By:_________________________________
   John W. Ballard
   President

                                   Exhibit A
                      HOMEOWNERS MORTGAGE & EQUITY, INC.
                                ("HOME, INC.")


JOB DESCRIPTION                          EFFECTIVE DATE:  JUNE 1, 1996

CHIEF OPERATING OFFICER
CHIEF FINANCIAL OFFICER

SUMMARY OF FUNCTIONS:

Responsible to the President of Home, inc., for the administration of the operations of the Company and the administration of the financial matters of the Company.

Responsible for all long-range financial matters and for establishing company-wide financial and administrative objectives, policies, programs, and practices which will insure the Company of a continuously sound financial and operating structure. As Chief Financial Officer, establish and administer financial accounting and reporting policies (internal and external), coordinate matters with the Securities and Exchange Commission, coordinate relationships with lenders, and oversee the development and implementation of the Management information systems.

MAJOR DUTIES AND RESPONSIBILITIES:  /CHIEF OPERATING OFFICER

   1. Develop, monitor, approve and implement policies and procedures appropriate to the operations of the Company.

   2. Coordination of and resource allocation among loan operations, loan administration, and management information systems.

   3. Monitor and develop the annual budget for approval by the President and the Board of Directors.

   4. Ensure that Company operations comply with all applicable laws, regulations, and Company policies.

   5. In conjunction with the President handle negotiations with outside parties on behalf of the Company.

   6. To develop in conjunction with the managers of the Company, plans for the growth and development of the Company.

   7. Coordinate the development, implementation, and maintenance of all computer hardware and software systems.

          MAJOR DUTIES AND RESPONSIBILITIES: /CHIEF FINANCIAL OFFICER


   1. Ensure the maintenance of appropriate financial and income tax records and preparation of required financial reports and income tax returns. Coordinate with outside tax counsel and the independent accounting firm for the Company, annual tax compliance and various income tax planning matters.

   2. Establish and execute programs for providing capital required by the business, including negotiating the procurement of capital and maintaining the required financial arrangements. Coordinate the long-range plans of the Company, assess the financial requirements implicit in these plans and develop alternative ways in which financial requirements can be satisfied.

   3. To approve all agreements concerning financial obligations, such as contacts for products or services and other actions requiring a commitment of financial resources.

   4. To manage the cash flow position of the Company. Responsibility includes authority to establish credit and collections and purchasing policies and to establish schedules for the payment of bills and financial obligations.

   5. Maintain relationship with financial institutions in conjunction with the President. Administer banking arrangements and loan agreements, receive, have custody of and disburse the Company's funds and securities. Maintain adequate sources for the Company's current borrowings from commercial banks and other lending institutions. Invest the Company's funds as appropriate.

   6. Oversee the development, enhancement, and implementation of the Management Information Systems.

   7. Responsible for the financial aspects of real estate transactions, and execute bids, contracts and leases.

   8. Oversee the loan operations and loan administration function and coordinate policies with outside investors.

   9. Establish and maintain an adequate market for the Company's securities and in connection therewith, maintain adequate liaison with investment bankers, financial analysts and shareholders in conjunction with the President. Administer all incentive stock option plans.

   10. Analyze Company shareholder relations policies and information program including the annual and interim reports to shareholders and recommend to the President new or revised policies or programs when needed.

   11. Coordinate with outside securities counsel, Securities and Exchange Commission matters, including periodic reporting and securities placement and registration matters.

   12.    Coordinate the procurement of insurance coverage as required.

   13. Provide advice on all matters to the President in formulation objectives.


ORGANIZATIONAL RELATIONSHIPS:

Directly accountable to the President and the Board of Directors through the President for performance of all responsibilities related to operational administration and financial management. Provides reports on Company finances as requested by the President and the Board of Directors.

                                       3